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                                    ARTICLE I

                                 SHARES OF STOCK

          SEC. 1. CAPITAL STOCK. The shares of this Corporation shall be divided into --------- 5,000----------non-assessable shares of common stock, par value $10 per share.

          SEC. 2. CERTIFICATE OF SHARES. The Certificates for shares of the Capital Stock of this Company shall be in such form, not inconsistent with the Articles or Incorporation of the Company, as shall be prepared or be approved by the Board of Directors. The Certificates shall be signed by the President or Vice-President, and also by the Secretary.

         SEC. 3. TRANSFER OF SHARES. Shares of the Capital Stock of the Company shall be transferred by endorsement of the certificates representing said shares by the registered holder thereof or his attorney, and its surrender to the Secretary for cancellation. Whereupon the Secretary shall issue to the transferee or transferees, as specified by the endorsement upon the surrendered certificate, new certificates for a like number of shares. Transfers shall be made only upon the books of the Company and upon said surrender and cancellation; and shall entitle the transferee to all the privileges, rights and interests of a shareholder of this Company, subject, however, to such restrictions as may be endorsed upon the certificate.

          SEC. 4. CLOSING OF TRANSFER BOOKS. The stock books shall be closed for the meeting of the shareholders, and for the payment of dividends during such period, not exceeding forty days, as, from time to time, may be determined by the Board of Directors, and during such period no stock shall be transferred upon said books.

          SEC. 5. LIEN. The Corporation shall have a lien upon all stock or property of its members invested therein, for all debts due to it by the owners thereof.

          SEC. 6. LOST CERTIFICATES. In case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, the Secretary shall issue a duplicate certificate in its place, Upon the corporation being fully indemnified therefor.

          SEC. 7. DIVIDENDS. The Board of Directors, in its discretion, from time to time, may declare dividends upon the Capital Stock from the surplus and net profits of the Company.


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          SEC. 8. FISCAL YEAR. The fiscal year of the Company shall end on the
30th day of September in each year.

          SEC. 9. CORPORATE SEAL. The Board of Directors shall provide a suitable corporate seal, which seal shall be in charge of the Secretary, and shall be used by him.

                                   ARTICLE II

                              SHAREHOLDERS' MEETING

          SEC. 1. TIME, PLACE AND PURPOSE. Meetings of the shareholders of the Company shall be held annually at the registered office of the Company in Jonesville, Michigan at 7:00 o'clock P.M. on the third Wednesday of each year (after the year 1968), not a legal holiday, and if a legal holiday, then on the day following, for the purpose of electing directors, and for the transaction of such other business as may be brought before the meeting.

          SEC. 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President and Secretary, and shall be called by either of them at the request in writing or by vote of a majority of the Board of Directors, or at the request in writing by shareholders of record owning a majority in amount, of the entire Capital Stock of the Company issued and outstanding.


         SEC. 3. NOTICE. Written notice of any shareholders' meeting shall be mailed to each shareholder at his last known address, as the same appears on the stock book of the Company, or otherwise, at least ten days prior to any meeting and any notice of special meeting shall indicate briefly the object or objects thereof. Nevertheless, if all the shareholders waive notice of the meeting, no notice of the same shall be required, and whenever all the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any corporate action shall not be invalid for want of notice.

         SEC. 4. QUORUM. At any meeting of the shareholders, the holders of a majority of all the voting shares of the capital stock of the Company issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend, without further notice other than the announcement at such meeting, and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.


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          SEC. 5. VOTING. Each shareholder shall be entitled to one vote for each share of voting stock standing registered in his or her name on the books of the Company, in person or by proxy duly appointed in writing and filed with the Secretary of the meeting, on all questions and elections. No proxy shall be voted after three years from its date unless said proxy provides for a longer period.

          SEC. 6. ORGANIZATION. The President shall call meetings of the shareholders to order and shall act as Chairman of such meetings, unless otherwise determined by the holders of a majority of all the shares of the capital stock issued outstanding, present in person or by proxy. The Secretary of the Company shall act as Secretary of all meetings of the Company, but in the absence of the Secretary at any meeting of the shareholders or his inability to act as Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

         SEC. 7. INSPECTORS. Whenever any shareholder present at a meeting of shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat, shall appoint inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

          SEC. 8. GIVING NOTICE. Any notice required by statute or by these By-Laws to be given to the Shareholders, or to directors, or to any officer of the Company, shall be deemed to be sufficient to be given by depositing the same in a post office box, in a sealed, postpaid wrapper, addressed to such shareholder, director, or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.

          SEC. 9. NEW SHAREHOLDERS. Every person becoming a shareholder in this Company shall be deemed to assent to these By-Laws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate his address shall be deemed to have waived notice of such meeting.

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                                   ARTICLE III

                                    DIRECTORS

          SEC. 1. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The business and the property of the Company shall be managed and controlled by the Board of Directors.

         The number of Directors shall be two, but the number may be changed from time to time by the alteration of these by-laws. The first Board of Directors of this Corporation, named in the Articles of Incorporation, shall hold office until the first annual meeting to be held on the __________ day of and __________ thereafter on the second __________in __________ in each year, beginning in __________ Directors shall hold office for the term of one year, and/or until their successors are elected and qualified.

          SEC. 2. PLACE OF MEETING. The Directors may hold their meetings in such place or places within or without this State as a majority of the Board of Directors may, from time to time determine.

          SEC. 3. MEETINGS. Meetings of the Board of Directors may be called at any time by the President or Secretary, or by a majority of the Board of Directors. Directors shall be notified in writing of the time, place and purpose of all meetings of the Board, except the regular annual meeting held immediately after the annual meeting of shareholders, at least three days prior thereto. Any Director shall, however, be deemed to have waived such notice by his attendance at any meeting.

          SEC. 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

          SEC. 5. VACANCIES. Vacancies in the Board of Directors shall be filled by the remaining members of the Board and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the stockholders or at any special meeting duly called for that purpose.

          SEC. 6. COMPENSATION. No Director shall receive any salary or compensation for his services as Director, unless otherwise especially ordered by the Board of Directors or by By-Law.


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                                   ARTICLE IV

                                    OFFICERS

         SEC. 1. The Board of Directors shall select a President, a Secretary and a Treasurer and may select one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers, who shall be elected by the Board of Directors at their regular annual meeting held immediately after the adjournment of the regular annual stockholders meeting. The term of office shall be for one year and until their successors are chosen. No one of such officers, except the President, need be a director, but a Vice-President who is not a director, cannot succeed to or fill the office of President. Any two of the above offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. The Board of Directors may fix the salaries of the officers of the Company.

         SEC. 2. The Board of Directors may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the Corporation. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be designated by the Board of Directors. Without limitation of any right of an officer or agent to recover damages for breach of contract, the Board of Directors may remove any officer or agent whenever, in their judgment, the business interests of the Corporation will be served thereby.

          SEC. 3. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.

                                    ARTICLE V


                               DUTIES OF OFFICERS

         SEC. 1. PRESIDENT. The President shall be the chief executive officer of the Company, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to delegate any specific power except such as may be by statute exclusively conferred upon the President, to any other officer or officers of the Company. He shall preside at all meetings of the

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Directors and all meetings of the shareholders, unless otherwise determined by a majority of all the shares of the capital stock issued and outstanding, present in person or by proxy.

         SEC. 2. VICE-PRESIDENT. In case the office of President shall become vacant by death, resignation, or otherwise, or in case of the absence of the President, or his disability to discharge the duties of his office, such duties shall, for the time being, devolve upon the Vice- President who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him to do, but a Vice-President who is not a director cannot succeed to or fill the office of President.

         SEC. 3. TREASURER. The Treasurer shall have custody and keep account of all money, funds and property of the Company, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statement to the Directors and President as may be required of him. He shall deposit all funds of the Company which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the Company, and shall exhibit his books and accounts, at all reasonable times, to any Director of the Company upon application at the office of the Company during business hours. He shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Company, taking proper vouchers therefor; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.

          SEC. 4. SECRETARY. The Secretary of the Company shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; he shall attend to the giving and receiving of all notices of the Company; he shall sign, with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors, and when necessary shall affix the corporate seal of the Company thereto; he shall have charge of the certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may direct; all of which, shall, at all reasonable times, be open to the examination of any Director upon application at the office of Secretary, and in addition such other duties as may be delegated to him by the Board of Directors.

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                                   ARTICLE VI

                                   AMENDMENTS

         SEC. 1. The shareholders or the Board of Directors may alter, amend, add to or repeal these By-Laws, including the fixing and altering of the Board of Directors; provided that the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, or term of office.